United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 20, 2022

Date of Report (Date of earliest event reported)

NewHold Investment Corp. II
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40944	86-2298898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12141 Wickchester Lane, Suite 325 Houston, TX	77079
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 653-0153

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NHIC	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	NHICW	The Nasdaq Stock Market LLC
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	NHICU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submissions of Matters to a Vote of Security Holders.

On December 20, 2022, NewHold Investment Corp. II ( the “Company”) held a special meeting of stockholders (the “Special Meeting”). On November 23, 2022, the record date for the Special Meeting, there were 24,362,500 issued and outstanding shares of the Company’s common stock (the “Common Stock”) entitled to be voted at the Special Meeting, 76.53% of which were represented in person or by proxy.

The final results for each of the matters submitted to a vote of the Company’s stockholders at the Special Meeting are as follows:

Matters Voted On	For	Against	Abstain
Proposal Number One (the “Extension Proposal”) was to, at the discretion of the Company’s board of directors (the “Board”), to amend the Company’s amended and restated certificate of incorporation (the “Charter”) to extend the date by which the Company has to file a proxy statement, registration statement or similar filing for an initial business combination from April 25, 2023 (the “Original Termination Date”) to June 25, 2023 (the “Extended Date”).	18,404,768	240,293	0

Proposal Number Two (the “Early Termination Proposal”) was to, at the discretion of the Board, amend the Charter to change the date by which the Company must consummate an initial business combination, from Original Termination Date to December 28, 2022 in order to permit the Company to liquidate and wind up early.	18,605,468	39,593	0

Proposal Number Three was to amend the Investment Management Trust Agreement, dated October 20, 2021 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), to allow the Company to extend the date on which the Trustee must liquidate the trust account established by the Company in connection with the IPO if the Company has not filed a proxy statement, registration statement or similar filing for an initial business combination from the Original Termination Date to the Extended Date.	18,405,468	239,593	0

Each of the proposals described above was approved by the Company’s stockholders.

Item 8.01. Other Events

On December 24, 2022, NewHold Industrial Technology Holdings LLC II, a Delaware limited liability company and the Company’s sponsor (the “Sponsor”), entered into an Excise Tax Backstop Agreement (the “Backstop Agreement”) pursuant to which the backstop party (the “Backstop Party”) committed to fund up to $1.0 million of any excise tax liability (the “Backstop Commitment”) in the event that the Company liquidates without completing a business combination and is subject to the 1% excise tax on stock repurchases under Section 4501 of the Internal Revenue Code, as enacted by the Inflation Reduction Act of 2022. In accordance with the terms of the Backstop Agreement, at the closing of the Company’s initial business combination, the Sponsor shall transfer to the Backstop Party an aggregate of 500,000 shares of the Company’s Class B common stock held by the Sponsor as consideration for the Backstop Commitment.

Based in part on the foregoing, the Board determined, in accordance with the discretion permitted in each of the proposals voted upon at the Special Meeting, that it is in the best interests of the Company not to effectuate the matters approved by the Company’s stockholders at the Special Meeting, including the Extension Proposal and the Early Termination Proposal. As a result, the Company will continue to search for an initial business combination in accordance with the existing Charter and Trust Agreement. Accordingly, the shares tendered for redemption in connection with the Special Meeting will be returned to stockholders as soon as practicable.

On December 27, 2022, the Company issued a press release announcing that the Sponsor had entered into the Backstop Agreement and the Board’s decision not to effectuate the matters approved by the Company’s stockholders at the Special Meeting. The press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein. The information contained in the press release is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits:

Exhibit No.	Description
99.1	Press Release, dated December 27, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2022

NEWHOLD INVESTMENT CORP. II

By:	/s/ Kevin Charlton
Name:	Kevin Charlton
Title:	Chief Executive Officer

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